Exhibit 99.1

ServiceNow Announces Bill McDermott to Become CEO,

Succeeding John Donahoe, Who Is Stepping Down to Become CEO of Nike

Transition Will Be Effective by Year-End 2019

Company Also Provides Preliminary Third Quarter 2019 Financial Results and Full Year 2019 Financial Outlook; Full Financial Results to Be Released Wednesday, October 23

SANTA CLARA, CA – October 22, 2019 – ServiceNow (NYSE: NOW) today announced that Bill McDermott will join ServiceNow by year-end 2019 as President and Chief Executive Officer and a member of the Board of Directors. McDermott will succeed John Donahoe, who is stepping down from ServiceNow to become President and Chief Executive Officer of Nike in January 2020. To ensure a smooth transition, Donahoe will remain ServiceNow’s CEO through the transition period and will retain his seat on the company’s Board of Directors for the remainder of his current term, ending in June 2020.

McDermott brings to ServiceNow extensive global leadership experience in enterprise software and a proven track record of driving transformative growth and strong shareholder value. McDermott served as CEO of SAP from 2014 until this month and was co-CEO from 2010 to 2014. McDermott recently announced his decision to not renew his contract and to step down as CEO, following a 17-year career with the company. He is joining ServiceNow following his transition from that role.

During McDermott’s tenure as co-CEO and CEO, SAP tripled its market value to approximately $140 billion, growing into a global software company with more than 437,000 customers in over 180 countries. McDermott led SAP’s successful transition to the cloud and generated substantial increases in total revenue, profit, employee engagement and environmental sustainability. Prior to SAP, McDermott held senior executive positions at Siebel Systems, Gartner and Xerox, where he started his career in sales and held a series of increasingly senior leadership roles throughout a 17-year career with that company.

“ServiceNow’s board is thrilled to have Bill McDermott join the company,” said Jeff Miller, Lead Independent Director of the ServiceNow Board of Directors. “His global experience and proven track record will provide for a smooth transition and continued strong leadership. Bill will further enhance ServiceNow’s momentum and reputation as a digital workflows leader committed to customer success, and as a preferred strategic partner enabling enterprise digital transformation.”

Miller added: “John Donahoe has been an exceptional leader for ServiceNow, championing a purpose-driven culture, strong customer focus and product innovation, and achieving outstanding shareholder value. The board extends its deep appreciation and thanks on behalf of our employees, partners and customers. We wish him much success as he embarks on his next role.”

Since joining ServiceNow in April 2017, Donahoe has led strong customer expansion, and overseen consistent annual revenue growth of greater than 30 percent each quarter. During his tenure, the company’s market capitalization has more than tripled.

“ServiceNow is a special company and leading the team has been an honor,” Donahoe said. “I’m very proud of what we have accomplished together and our deep commitment to delivering for our customers. I am very confident in ServiceNow’s future and am confident that the team will stay focused on strong execution. I can’t imagine a better and more capable leader than Bill McDermott to take the company forward.”

McDermott said: “ServiceNow is one of the most exciting innovation and growth companies in the world. The company has a transformational platform, immensely talented colleagues and limitless potential. Fred Luddy has given us an enduring foundation on which to build the company’s bright future. I consider it a personal honor to succeed John and help carry ServiceNow’s proud legacy forward to the next chapter. I’m fired up and can’t wait to get started!”

Preliminary Third Quarter 2019 Financial Results and Full Year 2019 Financial Outlook

In connection with today’s announcement, ServiceNow is providing preliminary third quarter 2019 financial results, as well as updated guidance for its full year 2019 financial outlook.

As a reminder, the guidance ServiceNow provided on its second quarter earnings call on July 24, 2019, was based on foreign currency exchange (FX) rates as of June 30, 2019. These rates subsequently experienced declines.

The company’s full-year guidance issued today is based on FX rates as of September 30, 2019. Please refer to the chart accompanying this press release for complete information regarding FX impacts to our Q3 results and full year 2019 guidance. This chart also will be included in our Q3 investor relations presentation as part of ServiceNow’s Q3 results and conference call on Wednesday, October 23 (details below).

For the third quarter 2019, subscription revenues were $835 million, representing 35% year-over-year growth, adjusted for FX. Subscription revenues for the third quarter exceeded the mid-point of ServiceNow’s guidance by $9 million, excluding the impact of FX.

Subscription billings for the third quarter were $864 million, representing 29% year-over-year growth, adjusted for FX and duration. Subscription billings for the third quarter exceeded the mid-point of ServiceNow’s guidance by $10 million, excluding the impacts of FX and duration.

For full year 2019 guidance, ServiceNow is carrying forward the $9 million in subscription revenues and $10 million in subscription billings that, excluding the impacts of FX and duration, exceeded the company’s previous mid-point guidance for the third quarter.

For the full year 2019, ServiceNow expects subscription revenues between $3.240 billion and $3.245 billion, representing 36% to 37% year-over-year growth, adjusted for FX. This includes an impact of $18 million due to FX.

ServiceNow expects full year 2019 subscription billings between $3.740 billion and $3.745 billion, representing 32% to 33% year-over-year growth, adjusted for FX. This includes an impact of $23 million due to FX and $10 million due to duration.

ServiceNow is maintaining its full year 2019 margin guidance as follows: subscription gross margins of 86%, operating margin of 21% and free cash flow margin of 28%.

	Third Quarter 2019 GAAP Results		Third Quarter 2019 Non-GAAP Results(1)
	Amount ($ millions)	Year/Year Growth (%)	Amount ($ millions)	Year/Year Growth (%)	Adjusted Amount ($ millions)(2)	Adjusted Y/Y Growth (%)
Subscription revenues	$834.9	33%			$847.6	35%
Professional services and other revenues	$50.9	9%			$51.7	11%
Total revenues	$885.8	32%			$899.2	34%

Subscription billings			$864.0	28%	$869.1	29%
Professional services and other billings			$51.2	10%	$51.9	12%
Total billings			$915.2	27%	$921.0	28%

(1)

We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP measures, and the tables entitled “GAAP to Non-GAAP Reconciliation” for a reconciliation of GAAP to non-GAAP measures.

(2)

Non-GAAP adjusted subscription revenues, professional services and other revenues, total revenues and professional services and other billings are adjusted for constant currency. Non-GAAP adjusted subscription billings and total billings are adjusted for constant currency and constant billings duration. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP measures, and the tables entitled “GAAP to Non-GAAP Reconciliation” for a reconciliation of GAAP to non-GAAP measures.

	Full-Year 2019 GAAP Guidance		Full-Year 2019 Non-GAAP Guidance(1)
	Amount ($ millions)(2)	Year/Year Growth (%)	Amount ($ millions)(2)	Year/Year Growth (%)	Adjusted Amount ($ millions)(3)	Adjusted Year/ Year Growth (%)
Subscription revenues	$3,240 - $3,245	34%			$3,302 - $3,307	36	% - 37%
Subscription billings			$3,740 - $3,745	30%	$3,817 - $3,822	32	% - 33%

(1)

We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP measures, and the tables entitled “Reconciliation of Non-GAAP Financial Guidance” for a reconciliation of GAAP to non-GAAP measures.

(2)

GAAP subscription revenues and non-GAAP subscription billings for the future quarters included in our full-year 2019 guidance are based on foreign exchange rates as of September 30, 2019 for entities reporting in currencies other than U.S. Dollars.

(3)

Non-GAAP adjusted subscription revenues are adjusted for constant currency. Non-GAAP adjusted subscription billings are adjusted for constant currency and constant billings duration. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP measures, and the tables entitled “Reconciliation of Non-GAAP Financial Guidance” for a reconciliation of GAAP to non-GAAP measures.

Full Third Quarter 2019 Financial Results and Third Quarter 2019 Earnings Conference Call

As previously announced, ServiceNow will release financial results for the third quarter 2019 ended September 30, 2019 following the close of market on Wednesday, October 23, 2019.

The conference call will begin at 2 p.m. Pacific Time (22:00 BST). Interested parties may listen to the call by dialing (877) 824-2843 (passcode: 9197834), or if outside North America, by dialing (647) 689-5665 (passcode: 9197834).

Individuals may access the live teleconference from this webcast link. An audio replay of the conference call and webcast will be available two hours after its completion and will be accessible for 30 days. To hear the replay, interested parties may go to the investor relations section of the ServiceNow website or dial (800) 585-8367 (passcode: 9197834), or if outside North America, by dialing (416) 621-4642 (passcode: 9197834).

Statement Regarding Use of Non-GAAP Financial Measures

We report the following non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

•

Adjusted revenues. We present revenues adjusted for constant currency to provide a framework for assessing how our business performed excluding the effect of foreign currency rate fluctuations. To present this information, current period results for entities reporting in currencies other than U.S. Dollars (USD) are converted into USD at the average exchange rates in effect during the comparison period (for Q3 2018, the average exchange rates in effect for our major currencies were 1 USD to 0.8601 Euros and 1 USD to 0.7679 British Pound Sterling (GBP)), rather than the actual average exchange rates in effect during the current period (for Q3 2019, the average exchange rates in effect for our major currencies were 1 USD to 0.8995 Euros and 1 USD 0.8116 GBP). Similarly, in our guidance, we apply the average exchange rates in effect during the comparison period rather than the exchange rates for the guidance period. We believe the presentation of revenues adjusted for constant currency facilitates the comparison of revenues year-over-year.

•

Billings and Adjusted billings. We believe billings is a useful leading indicator regarding the performance of our business. We define subscription billings, professional services and other billings, and total billings as the applicable revenue plus the applicable change in deferred revenue, unbilled receivables and customer deposits as presented or derived from the statement of cash flows. We adjust billings for constant currency, as described above, and for constant duration by replacing the portion of multi-year billings in excess of twelve months during the current or guidance period with the portion of multi-year billings in excess of twelve months during the comparison period. We believe these adjustments facilitate greater comparability in our billings information year-over-year.

Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this release for the reconciliation of GAAP and non-GAAP results and guidance.

Use of Forward-Looking Statements

This release contains “forward-looking statements” regarding our performance, including but not limited to statements in the section entitled “Financial Outlook.” Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

Factors that may cause actual results to differ materially from those in any forward-looking statements include: (i) errors, interruptions, delays, or security breaches in or of our service or datacenters, (ii) our ability to grow at our expected rate of growth, including our ability to convert deferred revenue and backlog into revenue, add and retain customers, sell additional subscriptions to existing customers, sell to very large and regulated organizations with complex sales cycles, and enter new geographies and markets, (iii) our ability to continue to release, and gain customer acceptance of, improved versions of our services, (iv) our ability to develop and gain customer acceptance of new products and services, including our platform, (v) our ability to compete successfully against existing and new competitors, and (vi) material changes in the value of foreign currencies relative to the U.S. Dollar.

Further information on these and other factors that could affect our financial results are included in our Form 10-Q that will be filed for the quarter ended September 30, 2019 and in other filings we make with the Securities and Exchange Commission from time to time, including our Form 10-K filed for the year ended December 31, 2018.

We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

About ServiceNow

ServiceNow (NYSE: NOW) is making the world of work, work better for people. Our cloud-based platform and solutions deliver digital workflows that create great experiences and unlock productivity for employees and the enterprise. For more information, visit: www.servicenow.com.

© 2019 ServiceNow, Inc. All rights reserved. ServiceNow, the ServiceNow logo, NOW, NOW Platform, and other ServiceNow marks are trademarks and/or registered trademarks of ServiceNow, Inc. in the United States and/or other countries. Other company names, product names, and logos may be trademarks of the respective companies with which they are associated.

Contacts

Public Relations

Penny Bruce

(408) 893-0601

penelope.bruce@servicenow.com

Investor Relations

Kendall Toyne

ir@servicenow.com